UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2026

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

845 Texas Avenue, Suite 1250

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 375-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.003 par value	LNG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Commitment Increase and Maturity Extension Agreement

On June 26, 2026, Cheniere Energy, Inc. (“CEI”) entered into a Commitment Increase and Maturity Extension Agreement (the “CEI Agreement”) by and among CEI, as borrower (the “Borrower”), Société Générale, as administrative agent (the “Administrative Agent”) and the lenders party thereto, with respect to the Third Amended and Restated Revolving Credit Agreement, dated as of August 1, 2025 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “CEI Revolving Credit Facility”), by and among the Borrower, the lenders and issuing banks party thereto from time to time, the Administrative Agent and the other agents and arrangers party thereto from time to time. The CEI Agreement increases the aggregate commitments under the CEI Revolving Credit Facility by $500 million to $1.75 billion and extends the maturity date thereof by one year, from August 1, 2030 to August 1, 2031. All other terms and conditions of the CEI Revolving Credit Facility remain unchanged and in full force and effect.

CCH Revolving Credit Agreement and Related Finance Documents

On June 26, 2026, Cheniere Corpus Christi Holdings, LLC (“CCH”), Cheniere Corpus Christi Pipeline, L.P. (“CCP”), Corpus Christi Pipeline GP, LLC (“CCP GP”) and Corpus Christi Liquefaction, LLC (“CCL”) (CCP, CCP GP and CCL, collectively, the “Guarantors” and, CCH and the Guarantors, collectively, the “Loan Parties”), each indirectly wholly owned by CEI, entered into the Revolving Credit Agreement (the “CCH Revolving Credit Agreement”) with the lenders party thereto from time to time, the issuing banks party thereto from time to time, the swing line lenders party thereto from time to time, The Bank of Nova Scotia, as revolving facility agent (the “CCH Revolving Facility Agent”) and, solely for purposes of Section 3.07, Société Générale, as Security Trustee. The CCH Revolving Credit Agreement amends and restates CCH’s existing working capital facility agreement to decrease the total committed amount under the CCH Revolving Credit Agreement by $500 million to $1.0 billion. The CCH Revolving Credit Agreement is intended to be used for loans (“Revolving Loans”) to, and the issuance of letters of credit (“Letters of Credit”) on behalf of, CCH, for general corporate purposes related to the operation of CCH’s Corpus Christi natural gas liquefaction facilities and Corpus Christi natural gas pipeline and related facilities near Corpus Christi, Texas, including to refinance outstanding loans or letters of credit under the existing working capital facility agreement. The entire amount of the CCH Revolving Credit Agreement will be available for the issuance of Letters of Credit.

The Loan Parties operate as legal entities separate and distinct from CEI and its other affiliates, and with capital structures independent from CEI and its other affiliates.

Conditions Precedent to Disbursements, Advances and Issuances of Letters of Credit

Advances and issuances of letters of credit under the CCH Revolving Credit Agreement are subject to customary conditions precedent, including the absence of defaults, bring-down of certain representations and warranties, and the payment of applicable fees and expenses.

Interest and Fees

Loans under the CCH Revolving Credit Agreement, including Revolving Loans and any loans deemed made in connection with a draw upon any Letters of Credit (“LC Loans” and, collectively, the “Loans”), will bear interest at a variable rate per annum equal to (a) Term SOFR, plus an applicable margin ranging from 0.75% to 1.5%, or (b) the base rate, plus an applicable margin, in each case, with the applicable margin based on the Company’s debt credit ratings then in effect. Interest on Revolving Loans is due and payable on the date such loans become due. Interest on Term SOFR Revolving Loans is due and payable at the end of each Term SOFR period and, if applicable, upon conversion to a base rate Revolving Loans, and interest on base rate Revolving Loans is due and payable at the end of each calendar quarter and, if applicable, upon conversion to Term SOFR Revolving Loans.

CCH paid certain upfront fees to the agents and lenders under the CCH Revolving Credit Agreement, together with additional transaction fees and expenses. Certain administrative fees must also be paid to the CCH Revolving Facility Agent.

The CCH Revolving Credit Agreement provides for the following fees: (i) a commitment fee on the average daily amount of the excess of the total commitment amount over the principal amount outstanding in an amount equal to an annual rate ranging from 0.06% to 0.2%, depending on CCH’s debt credit ratings; (ii) a letter of credit fee equal to an annual rate ranging from 0.75% to 1.50%, depending on CCH’s debt credit ratings; and (iii) a letter of credit fronting fee to each issuing bank that has issued fronted letters of credit in an amount equal to an annual rate of 0.175% of the undrawn portion of all letters of credit issued by such issuing bank. Each of these fees is payable quarterly in arrears. In the event that draws are made upon any letters of credit issued under the CCH Revolving Credit Agreement (each such draw, an “LC Draw”) and CCH elects for such draw to be deemed an LC Loan, such LC Loan shall be a base rate Revolving Loan and may be converted to a Term SOFR Revolving Loan under certain conditions. LC Loans have a term of up to one year. In the event that CCH does not elect for an LC Draw to be deemed an LC Loan, CCH is required to pay the full amount of the LC Draw plus interest on such amount at a rate per annum equal to the base rate plus 2.0% on or prior to 12:00 p.m., New York City time, on the business day immediately succeeding its timely receipt of notice of the LC Draw.

Repayments

The maturity date under the CCH Revolving Credit Agreement will occur on June 26, 2031 (the “Maturity Date”) unless extended. CCH may extend the Maturity Date up to two times, for periods of up to one year each, in each case with the consent of the requisite lenders. CCH may prepay the Revolving Loans at any time without premium or penalty upon two business days’ notice.

The CCH Revolving Credit Agreement also provides for mandatory repayments of loans under customary circumstances, including change of control and if it becomes unlawful for the lender to fund or maintain loans.

Covenants

The CCH Revolving Credit Agreement includes customary representations and affirmative and negative covenants for finance facilities and companies of this type and with lenders of the type participating in the financing, including, among others: covenants relating to compliance with laws; delivery of financial reports; conditions to the making of restricted payments, including distributions (subject to, among other conditions, funding of a debt service reserve account with the then-applicable reserve amount and achieving a historical debt service coverage ratio and fixed projected debt service coverage ratio of at least 1.25x); maintenance of insurance; limitations on indebtedness and liens. These covenants are subject to certain materiality qualifiers, reasonableness standards, thresholds and grace periods.

Events of Default

The CCH Revolving Credit Agreement includes customary events of default, which are subject to customary grace periods and materiality standards, including, among others:

•	nonpayment of amounts payable under the facility;

•	breach of certain representations or warranties given in connection with the facility and breach of certain covenants;

•	bankruptcy; abandonment; destruction; events of taking;

•	invalidity of security interests;

•	unsatisfied judgments (one or more final judgments in excess of $150 million in the aggregate);

•	unenforceability or termination of finance documents;

•	cross acceleration of indebtedness in excess of $100 million and cross-accelerations of CCH’s outstanding senior notes; and

•	ERISA events.

Collateral

The loans under the CCH Revolving Credit Agreement are secured under the Second Amended and Restated Common Security and Account Agreement, dated as of June 15, 2022 (as amended by the First Amendment, dated as of April 22, 2024, and as may be further amended, modified or supplemented from time to time with its terms, the “Common Security and Account Agreement”), among CCH, CCL, CCP and CCP GP (as Guarantors), the senior creditor group representatives, the Intercreditor Agent, Société Générale, as security trustee (the “Security Trustee”), and Mizuho Bank, Ltd., as account bank (the “Account Bank”), providing the secured parties with a first priority lien (subject to customary permitted encumbrances) in substantially all of the assets of the Loan Parties, including the equity interests in CCL, CCP and CCP GP. The Common Security and Account Agreement also requires CCH to establish and maintain certain deposit accounts, which are subject to the control of the Security Trustee. In addition, under the Amended and Restated Holdco Pledge Agreement, dated May 22, 2018, among Cheniere CCH HoldCo I, LLC and the Security Trustee, obligations under the CCH Revolving Credit Agreement are secured by a pledge of the limited liability company interests in CCH. Obligations under the CCH Revolving Credit Agreement are further secured by a mortgage over the real property of CCL and CCP. Modifications of the finance documents and the exercise of rights and remedies of the secured creditors are subject to customary intercreditor arrangements.

Second Amendment to Second Amended and Restated Term Loan Facility Agreement

On June 26, 2026, the Loan Parties entered into the Second Amendment to Second Amended and Restated Term Loan Facility Agreement (the “Second Amendment to CCH Term Loan Facility Agreement”) with Société Générale, as term loan facility agent (the “CCH Term Loan Facility Agent”). The Second Amendment to CCH Term Loan Facility Agreement amends CCH’s existing term loan facility agreement to, among other things, extend the availability period for disbursements of term loans to the later of the Stage 3 Completion Date and December 31, 2027, and to make related adjustment to the First Repayment Date to allow for repayments to start after the end of the adjusted Term Loan Availability Period.

The foregoing descriptions of the CEI Agreement, the CCH Revolving Credit Agreement and the Second Amendment to CCH Term Loan Facility Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1*	Commitment Increase and Maturity Extension Agreement, dated as of June 26, 2026, among Cheniere Energy, Inc., the lenders party thereto and Société Générale, as Administrative Agent.

10.2	Revolving Credit Agreement, dated as of June 26, 2026, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC, the lenders party thereto from time to time, the issuing banks party thereto from time to time, the swing line lenders party thereto from time to time, The Bank of Nova Scotia as Revolving Facility Agent and, solely for the purposes of Section 3.07, Société Générale as Security Trustee (incorporated by reference to Exhibit 10.1 to Cheniere Corpus Christi Holdings, LLC’s Current Report on File 8-K (SEC File No. 333-215435, filed on July 2, 2026)).

10.3	Second Amendment to Second Amended and Restated Term Loan Facility Agreement, dated as of June 26, 2026, among Cheniere Corpus Christi Holdings, LLC, Cheniere Corpus Christi Pipeline, L.P., Corpus Christi Pipeline GP, LLC, Corpus Christi Liquefaction, LLC and Société Générale as Term Loan Facility Agent (incorporated by reference to Exhibit 10.2 to Cheniere Corpus Christi Holdings, LLC’s Current Report on File 8-K (SEC File No. 333-215435, filed on July 2, 2026)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Dated: July 2, 2026	By:	/s/ Zach Davis
	Name:	Zach Davis
	Title:	Executive Vice President and Chief Financial Officer

[Signature page to Closing Form 8-K]